Exhibit 10.10

                               PMD GROUP INC.

                  2001 SPECIAL DEFERRED COMPENSATION PLAN


                                 ARTICLE I
                                  Purpose

          The purpose of this 2001 Special Deferred Compensation Plan (the "Plan") of PMD Group Inc. (the "Company") is to provide a select group of senior managers of the Performance Materials business (the "PM Business") who become employees of the Company the ability to defer the receipt of compensation, for the periods provided in this Plan. It is intended that this Plan shall be considered an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, and shall be construed accordingly.


                                 ARTICLE II
                                Definitions

          For purposes of this Plan, the following terms shall have the following meanings:

          2.1 "ACCOUNT" shall mean the memorandum account established for a Participant pursuant to Section 4.1.

          2.2 "ADMINISTRATOR" shall mean the person or committee who shall be responsible for administering and interpreting the Plan pursuant to
Section 6.1.

          2.3 "ASSIGNMENT AGREEMENT" shall mean an Agreement Relating to Deferred Compensation Arrangements, substantially in the form attached hereto as Exhibit A.

          2.4 "BENEFICIARY" shall mean the person or persons designated from time to time in writing delivered to the Administrator by a Participant to receive payments under this Plan after the death of such Participant or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's estate. A Participant shall designate a Beneficiary in the Deferral Election Agreement executed by the Participant and thereafter may change his Beneficiary designation by filing with the Administrator an Election Change Form.

          2.5 "COMPANY" shall mean the PMD Group Inc., a Delaware corporation.

          2.6 "CLOSING DATE" shall have the meaning given such term in the Acquisition Agreement.

          2.7 "DEFERRAL ELECTION AGREEMENT" shall mean the agreement as set forth in Exhibit B hereto, executed by an Eligible Employee to elect to participate in the Plan.

          2.8 "DEFERRED AMOUNT" shall mean as of any date, a Participant's Deferred Compensation plus any gains or losses attributable thereto as of such date which have been credited to the Account of such Participant, less any amounts paid to such Participant pursuant to Article V hereof.

          2.9 "DEFERRED COMPENSATION" shall mean, with respect to a Participant, an amount equal to the cash payment received by the Company pursuant to the Assignment Agreement.

          2.10 "ELECTION CHANGE FORM" shall mean a form designated as an Election Change Form by the Administrator for use under this Plan.

          2.11 "ELIGIBLE EMPLOYEE" shall mean each person offered the opportunity to participate in the Plan by the Administrator.

          2.12 "INVESTMENT CHOICES" shall mean the investment vehicles made available by the Administrator from time to time in which a Participant's Deferred Amount will be deemed to be invested pursuant to Section 4.2.

          2.13 "PARTICIPANT" shall mean any Eligible Employee who enters into a Deferral Election Agreement pursuant to Section 3.1.

          2.14 "PLAN" shall mean this PMD Group Inc. 2001 Special Deferred Compensation Plan.

          2.15 "SUBSTANTIAL HARDSHIP" shall mean an unanticipated emergency or necessity that is caused by events outside of the control of the Participant (or in the event of the Participant's death, his Beneficiary) that would result in severe financial hardship to the Participant (or in the event of the Participant's death, his Beneficiary), as determined in the sole discretion of the Administrator.


                                ARTICLE III
                             Deferral of Awards

          3.1 Deferral Election Agreement. Each Eligible Employee may elect to participate in the Plan by executing an Assignment Agreement and a Deferral Election Agreement. The Deferral Election Agreement shall specify the Investment Choices in which such Participant's Deferred Compensation shall be deemed to be invested and shall designate a Beneficiary.

          3.2 Distribution Election. In addition to the foregoing, the Election Form shall specify the date on which the payment of all or a portion of the Deferred Amount shall commence (the "Payment Commencement Date") and whether the payment of such Deferred Amount shall be made in a single lump sum, or in five, ten or fifteen annual installments. If a Participant elects to have his Deferred Amount paid in annual installments, the first installment shall be payable on the Payment Commencement Date and each installment thereafter shall be payable on the anniversary of the Payment Commencement Date, with the amount of each installment equal to such Participant's Deferred Amount immediately prior to payment of the installment divided by the number of installments remaining to be paid.

          3.3 Election Date. To participate in the Plan an Eligible Employee must execute an Assignment Agreement and Deferral Election Agreements no later than February 23, 2001.


                                 ARTICLE IV
                       Treatment of Deferred Amounts

          4.1 Memorandum Account. The Company shall establish on its books a memorandum account (the "Account") for each Participant who has a Deferred Amount under this Plan. As promptly as practicable (but in no event more than thirty (30) days) following the Closing Date, the amount of each Participant's Deferred Compensation shall be credited to such Participant's Account.

          4.2 Investment of Deferred Compensation. A Participant's Deferred Compensation shall be deemed to be invested among the Investment Choices as selected by the Participant. Participants' Accounts shall be adjusted periodically (but not less frequently than quarterly) to reflect the performance of the Investment Choices of each Participant, so that, to the greatest extent practicable, the value of a Participant's Account shall be determined as if the Deferred Amount were actually invested among the Investment Choices as directed by such Participant. Participants may, not more frequently than once in any twelve-month period, elect to change the manner in which their Deferred Amounts are invested among the Investment Choices by completing an Election Change Form and submitting it to the Administrator or its designated representative. Any such change will become effective as soon as practicable after the Election Change Form is received by the Administrator or its designated representative.

          4.3 Unsecured Obligation. The Plan and the crediting of Accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unsecured contractual obligation.

          4.4 Reports. Until the entire Deferred Amount in a Participant's Account shall have been paid in full, the Company will furnish to the Participant, at least annually, a report setting forth the status of his Account.


                                 ARTICLE V
                        Payment of Deferred Amounts

          5.1 Form of Payment. All payments of Deferred Amounts under this Plan shall be made in cash.

          5.2 Payment of Deferred Amount. Except as provided in Section 5.3, the Deferred Amount in a Participant's Account shall be paid or commence to be paid to such Participant only in accordance with Section 3.2 hereof.

          5.3 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, upon a Participant's Substantial Hardship (or, in the event of the Participant's death, his Beneficiary's Substantial Hardship), and with the consent of the Administrator, a Participant (or, in the event of the Participant's death, his Beneficiary) may withdraw such portion of his Deferred Amount as the Administrator determines is necessary to satisfy the Participant's financial emergency (or, in the event of the Participant's death, his Beneficiary's financial emergency).


                                 ARTICLE VI
                               Administration

          6.1 Administrator. The Administrator of the Plan shall be the Company's Vice President of Organizational Development and Administration, except as otherwise determined by the Board of Directors of the Company or its designated representative. The Administrator shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Administrator in connection with the Plan shall be within the absolute discretion of the Administrator and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns. A Participant who is also the Administrator, a member of a committee that is the Administrator or a person to whom the Administrator has delegated responsibility pursuant to this Section 6.1 shall not participate in any decision involving a request made by him or relating in any way to his rights, duties and obligations as a Participant (unless such decision relates to all Participants generally and in a similar manner).

          6.2 Liability. No member of the Board of Directors of the Company or any of its affiliates, nor the Administrator or an employee or agent of the Company or any of its affiliates, shall be liable for any act or action hereunder, whether of omission or commission, by any other person to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Administrator may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.


                                ARTICLE VII
                               Miscellaneous

          7.1 Participants' Rights. A Participant, at all times, shall have an immediate one hundred percent (100%) vested interest in his Account.

          7.2 Amendment or Termination. Notwithstanding any other provision of this Plan, the Company, by action of the Board of Directors of the Company or its designated representative, may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that any such amendment, suspension or termination may not, without a Participant's consent, adversely affect any Deferred Amount credited to such Participant's Account prior to such amendment, suspension or termination. Notwithstanding the foregoing, the Company may change one or all of the Investment Choices at any time, and upon any termination of this Plan, the Company may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan. The Plan shall remain in effect until all obligations hereunder have been satisfied or until it is terminated pursuant to this Section 7.2.

          7.3 Expenses. The Company will bear all expenses incurred in administering this Plan and no part thereof shall be charged against any Participant's Account or any amounts distributable hereunder.

          7.4 Withholding. The Company shall withhold from Participants' compensation, or from amounts payable hereunder, any federal, state or local taxes required by law to be withheld in connection with the deferral or payment of any amounts hereunder.

          7.5 No Obligation. Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any existing incentive compensation plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee the right to receive benefits not specifically provided for by the Plan, nor any right with respect to continuance of employment by the Company, nor shall there be a limitation in any way on the right of the Company to terminate his employment at any time.

          7.6 No Assignment. Except by will or the laws of descent and distribution, no right or interest in any Account or Deferred Amount under this Plan may be assigned, transferred, pledged or hypothecated, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, pledge, encumbrance, charge, garnishment, execution, alienation, obligation or liability of such Participant, whether voluntary or involuntary, including, but not limited to, any liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant.

          7.7 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Administrator, is unable to manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the Company may select. Any such payment shall be deemed to be payment for such person's Account, and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

          7.8 Applicable Law. This Plan and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required.

          7.9 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws). Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

          7.10 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions hereof.